EXHIBIT 10.1

PURCHASE AGREEMENT

among

READING INTERNATIONAL, INC.,

READING NEW ZEALAND, LIMITED,

READING INTERNATIONAL TRUST I,

and

KODIAK WAREHOUSE JPM LLC

Dated as of February 5, 2007

TABLE OF CONTENTS

1.	Definitions	1
2.	Purchase and Sale of the Preferred Securities	1
3.	Conditions	4
4.	Representations and Warranties of the Company and the Trust	6
5.	Representations and Warranties of the Purchaser	7
6.	Covenants and Agreements of the Company and the Trust	14
7.	Payment of Expenses	16
8.	Indemnification	16
9.	Termination: Representations and Indemnities to Survive	18
10.	Amendments	18
11.	Notices	18
12.	Successors and Assigns	18
13.	Applicable Law	19
14.	Submission to Jurisdiction	19
15.	Counterparts and Facsimile	19

SCHEDULES AND ANNEXES

Schedule 1  - Significant Subsidiaries

Annex A-1 - Form of Company Counsel Opinion Pursuant to Section 3(b)
Annex A-2  - Form of Officer’s Certificate Pursuant to Section 3(b)
Annex B - Form of Tax Counsel Opinion Pursuant to Section 3(c)
Annex C - Form of Delaware Counsel Trust Opinion Pursuant to Section 3(d)
Annex D - Form of Property/Indenture Trustee Counsel Opinion Pursuant to Section 3(e)
Annex E - Form of Delaware Trustee Counsel Opinion Pursuant to Section 3(d)
Annex F - Form of Indenture
Annex G - Form of Trust Agreement
Annex H - Form of Officer’s Financial Certificate Pursuant to Section 6(h)

PURCHASE AGREEMENT
($50,000,000 Trust Preferred Securities)

THIS PURCHASE AGREEMENT, dated as of February 5, 2007 (this “Purchase Agreement”), is entered into among Reading International, Inc., a Nevada corporation (the “Company”), Reading New Zealand, Limited, a New Zealand corporation (“Reading NZ”), and Reading International Trust I, a Delaware statutory trust (the “Trust”, and together with the Company and Reading NZ, the “Sellers”), on the one hand, and Kodiak Warehouse JPM LLC, a Delaware limited liability company (the “Purchaser”), on the other hand.

WITNESSETH:

WHEREAS, the Trust proposes to issue and sell Fifty Thousand (50,000) Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing distributions at a fixed rate equal to 9.22% per annum of the liquidation amount through the distribution payment date in April 2012 and thereafter at a variable rate, reset quarterly, equal to LIBOR (as defined in the Trust Agreement (as defined below)) plus 4.00% per annum of the liquidation amount (the “Preferred Securities”);

WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase Fifty One Million Five Hundred Forty Seven Thousand Dollars ($51,547,000) in principal amount of the unsecured junior subordinated notes of the Company and Reading NZ (the “Junior Subordinated Notes”);

WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of the Closing Date, among the Company, as depositor, Wells Fargo Bank, N.A., as property trustee (in such capacity, the “Property Trustee”), Wells Fargo Delaware Trust Company, as Delaware trustee (in such capacity, the “Delaware Trustee”), the Administrative Trustees named therein (in such capacities, the “Administrative Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “Indenture”), among the Company, Reading NZ and Wells Fargo Bank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”).

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.  Definitions.  The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the “Securities.” This Purchase Agreement, the Indenture, the Trust Agreement, and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2.  Purchase and Sale of the Preferred Securities; Purchaser’s Obligations.
.
(a)  The Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, Fifty Million Dollars ($50,000,000) in aggregate stated liquidation amount of Preferred Securities. The Trust shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b)  Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. New York time, on February 5, 2007 or such later date (not later than February 5, 2007) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser in the amounts described in Section 2(a) hereof against the payment of the Purchase Price to the Trust made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c)  Subject to the terms and provisions of this Purchase Agreement, Purchaser shall be obligated to purchase the Preferred Securities in the amounts set forth in Section 2(a) hereof.

(d)  Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in New York, New York, not later than 11:00 A.M. New York time, on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Reed Smith LLP, Pittsburgh, Pennsylvania, or such other place as the parties hereto shall agree.

(e)  Each Preferred Security Certificate shall bear a legend in substantially the following form:

“[IF THIS SECURITY IS A GLOBAL SECURITY INSERT: THIS PREFERRED SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO READING INTERNATIONAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH PREFERRED SECURITIES OR ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY PREFERRED SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE PREFERRED SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

THE HOLDER OF THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) SUCH PREFERRED SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE DEPOSITOR OR THE TRUST OR (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS (a) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (b) A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), OR (III) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY PREFERRED SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE PREFERRED SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF PREFERRED SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH PREFERRED SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH PREFERRED SECURITIES.

THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS PREFERRED SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE

MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE.”

3.  Conditions.  The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a)  The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b)  Troy & Gould Professional Corporation, counsel for the Sellers (the “Company Counsel”), shall have delivered (i) an opinion, dated the Closing Date, addressed to the Purchaser and the Indenture Trustee, substantially in the form of Annex A-1 hereto with such changes as are acceptable to Purchaser in its sole discretion; and (ii) the Company shall have furnished to the Purchaser the opinion of the Company’s General Counsel or a certificate signed by the Chief Executive Officer and Chief Financial Officer substantially in the form of Annex A-2 hereto with such changes as are acceptable to the Purchaser in its sole discretion. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company, Reading NZ, the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c)  The Purchaser, the Company and the Trust shall have been furnished the opinion of Reed Smith LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and the Indenture Trustee, in substantially the form set out in Annex B hereto.

(d)  The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, the Indenture Trustee, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

(e)  The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

(f)  The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and the Indenture Trustee, in substantially the form set out in Annex E hereto.

(g)  The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or a Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the

Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

(i)  the representations and warranties of the Company, Reading NZ and the Trust, as the case may be, in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust, as applicable, have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)  since September 30, 2006 (the date of the last Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(h)  Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, taken as a whole whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

(i)  Prior to the Closing Date, the Company and the Indenture Trustee shall have duly executed and delivered the Indenture in substantially the form attached as Annex F hereto with such changes as are acceptable to Purchaser in its sole discretion.

(j)  Prior to the Closing Date, the Company, the Property Trustee, the Delaware Trustee and the Administrative Trustees shall have duly executed and delivered the Trust Agreement in substantially the form attached as Annex G hereto with such changes as are acceptable to Purchaser in its sole discretion.

(k)  At least 2 (two) Business Days prior to the proposed Closing Date, the Company shall have provided written notice to the Purchaser of the proposed Closing Date.

(l)  Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or such counsel may reasonably request.

(m)  The Purchaser shall have received rating agency analysis and approval of the Securities, which shall be satisfactory to it in its sole discretion.

(n)  The Purchaser shall have received evidence satisfactory to it that the Company’s consolidated “Net Asset Value of Real Estate” (as defined in the Indenture) is greater than or equal to $240,000,000.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or their counsel, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

4.  Representations and Warranties of the Company, Reading NZ and the Trust.  The Company, Reading NZ and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows (provided that none of the following representations or warranties apply or relate to any acts or omissions by the Purchaser or its Affiliates):

(a)  None of the Company, Reading NZ or the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).

(b)  None of the Company, Reading NZ or the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c)  The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d)  None of the Company, Reading NZ or the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e)  None of the Company, Reading NZ or the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of section 3(a) of the Investment Company Act.

(f)  None of the Company, Reading NZ or the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the fee that the Company has agreed to pay to TBC Securities, LLC, pursuant to that certain letter agreement dated November 3, 2006, between the Company and TBC Securities, LLC.

(g)  The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”) with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents and other agreements contemplated by the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(h)  The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

(i)  The Indenture has been duly authorized by the Company and Reading NZ and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company and Reading NZ enforceable against each thereof in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(j)  The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”).

(k)  The Junior Subordinated Notes have been duly authorized by the Company and Reading NZ and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company and Reading NZ entitled to the benefits of the Indenture, enforceable against each thereof in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(l)  This Purchase Agreement has been duly authorized, executed and delivered by the Company, Reading NZ and the Trust.

(m)  Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company, Reading NZ or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the certificate of formation, limited liability company agreement, articles of incorporation, bylaws or other organizational document of the Company, Reading NZ or any subsidiary of the Company or Reading NZ or, to the Company’s or Reading NZ’s knowledge, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company, Reading NZ or any of their subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company, Reading NZ or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company, Reading NZ or any of their subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Company, Reading NZ or any of their subsidiaries prior to its scheduled maturity.

(n)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o)  The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the “Significant Subsidiaries”). Each Significant Subsidiary (including Reading NZ) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary (including Reading NZ) is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(p)  Each of the Trust, the Company, Reading NZ and each of their subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company, Reading NZ nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government

License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Trust, the Company, Reading NZ and their subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q)  All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries (including Reading NZ) are validly issued, fully paid and non-assessable; except as disclosed in the 1934 Act Reports (as defined below), all of the issued and outstanding capital stock of each subsidiary (including Reading NZ) of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary (including Reading NZ) was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries (including Reading NZ) is a party.

(r)  Neither the Company nor any of its subsidiaries (including Reading NZ) is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s)  There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company, Reading NZ or the Trust after due inquiry, threatened against or affecting the Trust, Reading NZ or the Company or any of their subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or, except as disclosed in the 1934 Act Reports, have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust, the Company, Reading NZ or any of their subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t)  The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(u)  The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries (including Reading NZ) for the three fiscal years ended December 31, 2005 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries (including Reading NZ) for the three months ended September 30, 2006 (the “Interim Financial Statements”) provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries (including Reading NZ), respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries (including Reading NZ), and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise noted therein).

(v)  Except as disclosed in the 1934 Act Reports, none of the Trust, the Company, Reading NZ nor any of their subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(w)  Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s common stock.

(x)  The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party other than those which are not yet required to be filed. The Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(y)  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(z)  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust, Reading NZ or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust, Reading NZ and the Company of the transactions contemplated by the Operative Documents.

(aa)  Each of the Trust, the Company and each Significant Subsidiary (including Reading NZ) has good and marketable title to all of its respective material real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company, or any Significant Subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any Significant Subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any significant subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(bb)  [Intentionally omitted.]

(cc)  The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns required to be filed by them or has requested an extension thereof, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them, except for any such Taxes that are currently being contested in good faith or would not have a Material Adverse Effect (whether or not such amounts are shown as due on any Tax Return). Except as disclosed in the 1934 Act Reports, there are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(dd)  The Trust is not subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company and Reading NZ on the Junior Subordinated Notes is deductible by the Company and Reading NZ, respectively, in whole or in part, for United States federal income tax purposes, and the Trust is not subject to more than a de minimis amount of other taxes, duties or other governmental charges.

(ee)  The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. Each of the Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)  The Company and the Significant Subsidiaries (including Reading NZ) are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect.

(gg)  The Company and its subsidiaries or, to the knowledge of the senior executive officers of the Company, any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(hh)  The information provided by the Company, Reading NZ and the Trust pursuant to this Purchase Agreement and the Operative Documents, insofar as they relate to the Company, Reading NZ and the Trust, do not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)  Except as disclosed in the 1934 Act Reports, and except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company or any of its subsidiaries or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the properties owned by it (“Properties”) or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received to the knowledge of the senior executives of the Company any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, or their respective assets or arising out of the conduct of the Company or its subsidiaries, and (v) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

5.  Representations and Warranties of the Purchaser.  Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

(a)  Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b)  Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)  Neither Purchaser, nor any of Purchaser’s affiliates, nor any person acting on Purchaser’s or Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the Preferred Securities.

(d)  Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and Purchaser agrees to the legends and transfer restrictions applicable to the Securities, and (iii) Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities until the maturity thereof.

(e)  Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction of organization in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

(f)  This Purchase Agreement has been duly authorized, executed and delivered by Purchaser and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over Purchaser, other than those that have been made or obtained, is necessary or required for the performance by Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g)  Purchaser is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

6.  Covenants and Agreements of the Company, Reading NZ and the Trust.  The Company, Reading NZ and the Trust jointly and severally agree with the Purchaser as follows (provided that none of the following covenants apply or relate to any acts of the Purchaser or their Affiliates):

(a)  During the period from the date of this Agreement to the Closing Date, the Company, Reading NZ and the Trust shall use commercially reasonable efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b)  The Company, Reading NZ and the Trust will arrange for the qualification of the Preferred Securities for sale under the state blue sky laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company, Reading NZ or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company, Reading NZ or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any such jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)  None of the Company, Reading NZ or the Trust will, nor will any of them permit any of its Affiliates to, nor will any of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

(d)  None of the Company, Reading NZ or the Trust will, nor will any of them permit any of their Affiliates or any person acting on their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e)  None of the Company, Reading NZ or the Trust will, nor will any of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f)  None of the Company, Reading NZ or the Trust will, nor will any of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

(g)  So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) none the Company, Reading NZ or the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h)  Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Purchaser at 2107 Wilson Blvd., Suite 400, Arlington, VA 22201, Attention: Robert Hurley, Chief Financial Officer, or such other address as designated by Purchaser) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Purchaser), a duly completed and executed certificate in the form attached hereto as Annex

F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i)  Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Section 13(a) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j)  None of the Company, Reading NZ or the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities; provided, for the avoidance of doubt, that no such consent shall be required (a) if such other securities have a different maturity date, interest rate and other terms than those of the Preferred Securities or (b) if, after giving effect to any such offer, sale or option, the offer, sale or option of such other securities shall not result in the required registration of the sale of the Preferred Securities as contemplated herein.

(k)  [Intentionally omitted].

(l)  None of the Company, Reading NZ or the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party, except as otherwise required by applicable laws.

(m)  The Purchaser shall have the right under this Purchase Agreement, the Indenture and the Trust Agreement to request the substitution of new notes for all or a portion of the Junior Subordinated Notes held by the Trust. The Trust shall be required under the terms of this Purchase Agreement, the Indenture and the Trust Agreement to accept such newly issued notes (the “Replacement Notes”) from the Company and Reading NZ and surrender a like amount of Junior Subordinated Notes to the Company and Reading NZ. The Replacement Notes shall bear terms identical to the Junior Subordinated Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Purchaser. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Junior Subordinated Notes. Each of the Company, Reading NZ and the Trust acknowledges and agrees that, to the extent of the principal amount of the Replacement Notes issued to the Trust under the Indenture, the Purchaser (and each successor to the Purchaser’s interest in the Preferred Securities) will require the Trust to issue a new series of Preferred Securities having a principal amount related to the principal amount of the Replacement Notes (the “Replacement Securities”) to designated holders of Preferred Securities, provided that any such Replacement Securities, and any distributions from the Trust to the holders of Replacement Securities, must relate solely to the Trust’s interest in the Replacement Notes and in no event will the Preferred Securities other than the Replacement Securities share in the returns from any Replacement Notes. The Replacement Securities shall have payment dates (and corresponding redemption date and maturity date) that relate to the Replacement Notes. Each of the Company, Reading NZ and the Trust agrees to cooperate with all reasonable requests of the Purchaser in connection with any of the foregoing; provided, that no action requested of the Company, Reading NZ or the Trust in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company or Reading NZ pursuant to such documents. The Purchaser shall pay all reasonable expenses in connection with the issuance of the Replacement Notes and the Replacement Securities.

(n)  The Company grants to Purchaser a right of first offer on any additional Preferred Securities, or securities similar to the Preferred Securities proposed to be issued by the Company within 12 months following the Closing Date.

7.  Payment of Expenses.  The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed $3,500 for the fees and expenses of Potter Anderson & Corroon LLP, special Delaware counsel retained by the Delaware Trustee in connection with the Closing (v) the reasonable fees and expenses of Reed Smith LLP, special counsel retained by the Purchaser not to exceed $30,000; and (vi) a due diligence fee in an amount equal to $12,500 ($5,000 of which was paid upon execution of the Letter of Intent) payable to the Purchaser or their designee.

If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by any of the Company, Reading NZ or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company, Reading NZ or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Purchaser’s counsel specified in subparagraphs (v) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits or other special, incidental or consequential damages from the transactions contemplated by this Purchase Agreement.

8.  Indemnification.

(a)  Each of the Company, Reading NZ and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser and the Purchaser’s affiliates (collectively, the “Indemnified Parties”), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act, or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents and each person who “controls” the Indemnified Parties within the meaning of either the Securities Act or the

Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, Reading NZ or the Trust, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the breach or alleged breach of any representation, warranty or agreement of any of the Sellers contained herein or (iv) the execution and delivery by the Company, Reading NZ and/or the Trust of this Purchase Agreement or any of the other Operative Documents and/or the consummation of the transactions contemplated hereby and thereby; provided, however, that none of the Company, Reading NZ or the Trust shall be liable to the extent that any such loss, claim, damage or liability arises out of or is based on any statement, act or omission of the Indemnified Parties, and agrees to reimburse the Indemnified Parties, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

(b)  The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

(c)  Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the Indemnified Party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the Indemnified Party to employ separate counsel at the expense of the indemnifying party (it being understood and agreed that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the Indemnified Parties to such action).  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9.  Termination: Representations and Indemnities to Survive.  This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company, Reading NZ and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $50,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’s securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or applicable state authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company, Reading NZ and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company, Reading NZ or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

10.  Amendments.  This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser at 2107 Wilson Blvd., Suite 400, Arlington, VA 22201, Attention: Robert Hurley, Chief Financial Officer, Facsimile: (703) 351-7901; with a copy to Reed Smith LLP, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219, Attention: Ronald L. Francis, Jr., Facsimile: (412) 288-3063 or other address as the Purchaser shall designate for such purpose in a notice to the Company, Reading NZ and the Trust; and if sent to the Company, Reading NZ or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it c/o Reading International, Inc., 500 Citadel Drive, Suite 300, Commerce, California 90040, Attention: Andrzej Matyczynski, Facsimile: (213) 235-2229.

12.  Successors and Assigns.  This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company, Reading NZ or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of Purchaser under this Purchase Agreement may be assigned by Purchaser without the Company’s, Reading NZ’s or the Trust’s consent; provided that the assignee assumes the obligations of Purchaser under this Purchase Agreement.

13.  Applicable Law.  THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14.  Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

15.  Counterparts and Facsimile.  This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

[Signature page follows]

IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

READING INTERNATIONAL, INC.

By: _______________
Name:
Title:

READING NEW ZEALAND, LIMITED

By: _______________
Name:
Title:

READING INTERNATIONAL TRUST I
By: READING INTERNATIONAL, INC., as Depositor

By: _____________________
Name:
Title:

KODIAK WAREHOUSE JPM LLC
By: Kodiak Funding, LP
Its sole member

By: Kodiak Funding Company, Inc.
Its general partner

By: ____________________
Name: Robert M. Hurley
Title: Chief Financial Officer

SCHEDULE 1

List of Significant Subsidiaries

Reading Pacific, LLC

Reading International Cinemas, LLC

Reading New Zealand, Limited

Reading Entertainment Australia Pty Ltd

Newmarket Properties Pty Ltd

Reading Properties Pty Ltd

Reading Cinemas Pty Ltd

Reading Cinemas USA, LLC

Sutton Hill Properties, LLC

ANNEX A-1

[FORM OF COMPANY COUNSEL OPINION PURSUANT TO SECTION 3(b)]

ANNEX A-2

FORM OF GENERAL COUNSEL OPINION OR OFFICERS’ CERTIFICATE

Pursuant to Section 3(b)(ii) of the Purchase Agreement, General Counsel for the Company shall deliver an opinion, or the Chief Executive Officer and Chief Financial Officer of the Company shall provide an Officers’ Certificate, to the effect that:

1.
all of the issued and outstanding shares of capital stock, equity or membership interests of each Significant Subsidiary (including Reading NZ) are owned of record by the Company and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [Counsel/Officers];

2.
no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Company of the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company, Reading NZ or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [Opinion/Certificate]) as have been obtained;

3.
to the knowledge of such [Counsel/Officers], there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary (including Reading NZ) that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect on the Company and its subsidiaries;

4.
Each of the Company and Reading NZ is not, and, immediately following consummation of the transactions contemplated by the Operative Documents and the application of the net proceeds therefrom, will not be, an “investment company” or, to such [Counsel’s/Officers] knowledge, is not, or, immediately following consummation of the transactions contemplated by the Operative Documents and the application of the net proceeds therefrom, will not be, an entity “controlled” by an “investment company,” in each case by virtue of Section 3(a) of the Investment Company Act; and the Trust is not, and immediately following the consummation of the transactions contemplated by the Operative Documents and the application of the net proceeds therefrom, the Trust will not be, an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act; and

5.
the execution, delivery and performance of the Operative Documents, as applicable, by the Company, Reading NZ and the Trust and the consummation by the Company, Reading NZ and the Trust of the transactions contemplated by the Operative Documents, as applicable, (a) will not result in any violation of the charter or bylaws of the Company, the charter or bylaws or similar organizational documents of any Significant Subsidiary, the Trust Agreement or the Certificate of Trust of the Trust, and (b) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (A) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (B) any existing applicable law, Rule or administrative Regulation [FOR GENERAL COUNSEL ONLY: except that I express no opinion with respect to the securities laws of the State of Delaware] of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary or any of their respective assets or properties, except in case of (b), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, liabilities, properties, business, results of operations or condition (financial or otherwise) of the Company and their subsidiaries, taken as whole.

[APPLIES ONLY TO GENERAL COUNSEL OPINION: In rendering such opinions, General Counsel may (A) state that the above is limited to the laws of the State of [jurisdiction of bar admission], and (B) rely as to matters of fact to the extent deemed proper, on certificates of responsible officers of the Company and public officials.]

ANNEX B

Pursuant to Section 3(c) of the Purchase Agreement, Reed Smith LLP, special tax counsel for the Purchaser, shall deliver an opinion to the effect that:

(i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

ANNEX C

[FORM OF DELAWARE COUNSEL TRUST OPINION PURSUANT TO SECTION 3(d)]

ANNEX D

[FORM OF PROPERTY/INDENTURE TRUSTEE COUNSEL OPINION PURSUANT TO SECTION3(e)]

ANNEX E

[FORM OF DELAWARE TRUSTEE COUNSEL OPINION PURSUANT TO SECTION 3(d)]

ANNEX F

[FORM OF INDENTURE]

ANNEX G

[FORM OF TRUST AGREEMENT]

ANNEX H

OFFICER'S FINANCIAL CERTIFICATE

The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of February 5, 2007, among Reading International, Inc. (the “Company”), Reading New Zealand, Limited, Reading International Trust I (the “Trust”), on the one hand, and Kodiak Warehouse JPM LLC on the other hand, that, as of [date], [20___], the Company, if applicable, and its subsidiaries had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20___

[insert covenant compliance calculations here]

* A table describing the quarterly report calculation procedures is provided on page

[FOR FISCAL YEAR END:  Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20_____]

[FOR FISCAL QUARTER END:  Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [______quarter interim] [annual] period ended [date], 20_, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this ________ day of [______________], 20[___].

READING INTERNATIONAL, INC.

By:
Name:
Address: 500 Citadel Drive, Suite 300
Commerce, California 90040